Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CMC Materials, Inc. of our report dated November 17, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CMC Materials, Inc.'s Annual Report on Form 10-K for the year ended September 30 2020.

/s/ PricewaterhouseCoopers LLP
Chicago, IL

May 6, 2021